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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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LIN TV Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LIN TV Corp.
One West Exchange Street, Suite 5A
Providence, Rhode Island 02903

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
To be held on May 29, 2013

        As a stockholder of LIN TV Corp., you are hereby given notice of and invited to attend, in person or by proxy, our 2013 Annual Meeting of Stockholders to be held at our WAVY-TV offices, 300 Wavy Street, Portsmouth, VA 23704, on May 29, 2013 at 10:00 a.m., local time, at which stockholders will consider and vote on the following matters:

  1.
  The election of two members to our Board of Directors to serve as Class I directors for a term of three years;

  2.
  The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013; and

  3.
  The transaction of any other business which may properly come before the meeting.

        Our Board of Directors has fixed the close of business on April 1, 2013 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting.

                      By Order of our Board of Directors,

                      Denise M. Parent
                      Secretary

April 12, 2013

        TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD, FOR WHICH A RETURN STAMPED ENVELOPE IS PROVIDED.

LIN TV Corp.
One West Exchange Street, Suite 5A
Providence, Rhode Island 02903
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
To be held on May 29, 2013

        The accompanying proxy is solicited on behalf of the Board of Directors of LIN TV Corp., a Delaware corporation ("we," "us," "our" or the "Company"), for use at our 2013 Annual Meeting of Stockholders (the "Annual Meeting") to be held at our WAVY-TV offices, 300 Wavy Street, Portsmouth, VA 23704, on May 29, 2013 at 10:00 a.m., local time, notice of which is attached hereto, and any adjournment or postponement thereof.

        The Annual Meeting is being held (1) to consider and vote upon the election of two Class I directors for a three-year term, (2) to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2013, and (3) to transact any other business which may properly come before the meeting.

        Our Board recommends that you vote FOR all proposals presented.

        This Proxy Statement and the enclosed form of proxy are being mailed to stockholders commencing on or about April 12, 2013.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 ("10-K"), as filed with the Securities and Exchange Commission ("SEC"), is being mailed to stockholders with this Notice and Proxy Statement on or about April 12, 2013. Exhibits will be provided to any stockholder at no charge upon written or oral request to LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903, Attention: Denise M. Parent, Secretary; Telephone: (401) 454-2880.

Shares Entitled to Vote

        Our Board has fixed the close of business on April 1, 2013 as the record date for the Annual Meeting or any adjournment thereof. Only stockholders who were record owners of shares of our common stock at the close of business on the record date are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of April 1, 2013, 30,867,897 shares of our class A common stock, 23,401,726 shares of our class B common stock and two shares of our class C common stock were outstanding.

        Holders of shares of class A common stock outstanding on the record date are entitled to one vote per share at the Annual Meeting.

        The class B common stock is generally not entitled to vote except with respect to approval of a range of specified corporate transactions as to which the class B common stock votes as a separate class, with each share of class B common stock entitled to one vote. None of the proposals being considered at the Annual Meeting are matters as to which approval of a majority of the class B common stock is required.

        The class C common stock is entitled to 70% of the voting power on all matters submitted to a vote of our stockholders. Each outstanding share of class C common stock is entitled to a proportionate number of votes determined at the record date relative to the total number of shares of class A common stock outstanding. As of April 1, 2013, there were two shares of class C common stock outstanding. As a result, each share of class C common stock will be entitled to cast 36,012,547 votes at the Annual Meeting. The class A common stock and the class C common stock generally vote together as a single class on all matters submitted to a vote of our stockholders.

Voting in Person

        If a stockholder plans to attend the meeting and vote in person, we will provide a ballot to such stockholder as he or she arrives. However, if shares are held in the name of a broker, bank or other nominee, the stockholder must bring an account statement or letter from the nominee indicating that such stockholder was the beneficial owner of the shares on April 1, 2013, the record date for voting.

Voting by Proxy

        Shares represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the stockholder's shares will be voted according to the recommendations of our Board.

Quorum Requirement

        A quorum of stockholders is necessary to hold a valid meeting. A majority of shares entitled to vote at the Annual Meeting present in person or represented by proxy represents a quorum. Shares which abstain from voting on a particular matter and "broker non-votes," or shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares on a particular matter, are counted for purposes of determining whether a quorum exists.

        Under the rules of the New York Stock Exchange ("NYSE"), in the absence of instructions from persons holding shares in "street name," brokers and nominees may vote at their discretion on routine matters. The only proposal at the Annual Meeting that is considered a routine matter under NYSE rules is the ratification of appointment of our independent registered public accounting firm. The other proposal is not routine under NYSE rules and brokers and nominees will not be permitted to vote at their discretion on such proposal in the absence of instructions.

Vote Required

  •
  Proposal 1: Election of Directors

        The election of directors requires a plurality of the votes cast, and votes may be cast in favor of the nominees or withheld. A plurality means that the nominee receiving the most votes for election to a director position is elected to that position. Votes that are withheld and broker non-votes will be excluded entirely from the vote to elect directors and have no effect.

  •
  Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

        The ratification of the selection of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting, and votes may be cast for, against or may abstain. Abstentions will count in the tabulations of votes cast on this proposal, while broker non-votes are not counted as votes cast or shares voting on such matter and will have no effect on the voting on such matter.

        Under Delaware law, stockholders have no rights of appraisal or similar rights of dissenters with respect to any of the proposals to be voted upon at the Annual Meeting.

Revoking a Proxy

        A stockholder may revoke his or her proxy at any time before its exercise by sending written notice of revocation to the Secretary of the Company, by signing and delivering a later dated proxy or, if the stockholder attends the Annual Meeting in person, either by giving notice of revocation to the inspector of election at the Annual Meeting or by voting at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of each class of our common stock by each person who beneficially owned more than 5% of any class of our equity securities and by our directors and named executive officers (as defined in the Summary Compensation Table), individually, and by our directors and executive officers as a group, as of March 1, 2013 (unless otherwise noted).

        The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated below, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

        Holders of shares of our class B common stock may elect at any time to convert their shares into an equal number of shares of class A common stock, provided that any necessary consent by the Federal Communications Commission ("FCC") has been obtained. With the approval of the holders of a majority of our class B common stock and the FCC, if necessary, one or more shares of class B common stock of a holder may be converted into an equal number of shares of class C common stock. If a majority of the shares of class B common stock convert into shares of class A common stock, each outstanding share of class C common stock will automatically convert into an equal number of shares of class A common stock.

        Percentage of beneficial ownership is based on 30,779,805 shares of class A common stock, 23,401,726 shares of class B common stock and two shares of class C common stock outstanding as of March 1, 2013. The number of beneficially owned shares of class A common stock excludes shares of class A common stock issuable upon conversion of shares of our class B common stock and class C common stock. The number of beneficially owned shares of class C common stock excludes shares of our class C common stock issuable upon conversion of shares of our class B common stock.

        Unless otherwise indicated below, the address of each person below is c/o LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903.

	Class A Common Stock		Class B Common Stock		Class C Common Stock
							Percent of Total Economic Interest	Percentage of Total Class A and Class C Voting Power
	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class
HM Entities(1)	—	—	23,300,739	99.6%	1	50.0%	43.0%	35.0%
c/o HM Capital Partners I LP 200 Crescent Court, Suite 1600 Dallas, Texas 75201
Gabelli Asset Management Entities(2)	2,571,645	8.4%	—	—	—	—	4.7%	2.5%
767 Fifth Avenue New York, NY 10153
BlackRock, Inc.(3)	1,870,417	6.1%	—	—	—	—	3.5%	1.8%
40 East 52nd Street New York, NY 10022
Vincent L. Sadusky(4)	1,672,679	5.3%	—	—	—	—	3.0%	1.6%
Scott M. Blumenthal(5)	672,089	2.2%	—	—	—	—	1.2%	*
Richard J. Schmaeling(6)	368,561	1.2%	—	—	—	—	*	*
Denise M. Parent(7)	338,700	1.1%	—	—	—	—	*	*
Robert S. Richter(8)	334,203	1.1%	—	—	—	—	*	*
Douglas W. McCormick(9)	309,447	1.0%	—	—	—	—	*	*
William S. Banowsky(10)	252,328	*	—	—	—	—	*	*
Peter S. Brodsky(11)	211,397	*	—	—	—	—	*	*
Michael A. Pausic(12)	173,002	*	—	—	—	—	*	*
Dr. William H. Cunningham(13)	172,658	*	—	—	—	—	*	*
Royal W. Carson, III(14)	132,646	*	—	—	1	50.0%	*	35.1%
500 Victory Plaza East 3030 Olive Street Dallas, Texas 75219
John R. Muse(15)	—	*	23,376,325	99.9%	1	50.0%	43.1%	35.0%
All named executive officers and directors as a group (12 persons)(16)	4,637,710	14.9%	23,376,325	99.9%	2	100.0%	51.6%	74.5%

*
Represents less than 1%

(1)
Includes shares held by the following persons or entities that are or may be deemed to be affiliated with HM Capital Partners I LP ("HMC"): (i) 18,122,110 shares of class B common stock and one share of class C common stock held of record by Hicks, Muse, Tate & Furst Equity Fund III, L.P., a limited partnership of which the ultimate general partner is Hicks Muse Fund III Incorporated, (ii) 236,980 shares of class B common stock held of record by HM3 Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks Muse Fund III Incorporated, (iii) 4,692,329 shares of class B common stock held of record by Hicks, Muse, Tate & Furst Equity Fund IV, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Latin America Fund I Incorporated, (iv) 31,562 shares of class B common stock held of record by Hicks, Muse, Tate & Furst Private Equity Fund IV, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Latin America Fund I Incorporated, (v) 72,820 shares of class B common stock held of record by HM4-EQ Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund IV, LLC, and (vi) 144,938 shares of class B common stock held of record by Hicks, Muse & Co. Partners, L.P., a limited partnership of which the ultimate general partner is HM Partners Inc.

John R. Muse is (a) the sole shareholder and an executive officer of Hicks, Muse Fund III Incorporated and Hicks, Muse Latin America Fund I Incorporated, (b) the sole member and an executive officer of Hicks, Muse Fund IV, LLC and (c) the majority stockholder, a director and an executive officer of HM Partners Inc. Accordingly, Mr. Muse may be deemed to be the beneficial owner of the shares held of record by the entities listed in clauses (i) through (vi) of this footnote (1). Mr. Muse disclaims beneficial ownership of shares not owned of record by him, except to the extent of his pecuniary interest therein. In addition, Mr. Muse and Andrew S. Rosen are the voting members of a committee that exercises voting and dispositive powers over the Company securities held by the entities affiliated with HMC. No single member of the committee has dispositive and/or voting power over the shares held by the HMC affiliates. Messrs. Muse and Rosen are current partners of HMC. As a result of the foregoing, each of Messrs. Muse and Rosen may be deemed to beneficially own all or a portion of the shares of common stock beneficially owned by the HMC affiliates described above. Each of Messrs. Muse and Rosen disclaims the existence of a group and disclaims beneficial ownership of shares of common stock not owned of record by him, except to the extent of any pecuniary interest therein.

(2)
According to the Schedule 13DA amendment filed on January 8, 2013, Gabelli Funds, LLC ("Gabelli Funds"), GAMCO Asset Management Inc. ("GBL"), MJG Associates, Inc. ("MJG") and Teton Advisors, such persons are the beneficial owners of, and have the sole power to dispose of or direct the disposition of 636,000 shares, 1,770,812 shares, 4,000 shares and 160,833 shares, respectively, of class A common stock. Gabelli Funds, GBL, MJG and Teton Advisors have the sole power to vote or direct the vote of zero shares, 1,742,270 shares, 4,000 shares and 160,833 shares, respectively of class A common stock. Gabelli Funds and GBL are wholly-owned subsidiaries of GAMCO Investors, Inc. Mario J. Gabelli is the sole shareholder of MJG.

(3)
According to the Schedule 13GA filed on February 5, 2013, BlackRock, Inc. is the beneficial owner of 1,870,417 shares of class A common stock with the sole power to vote or direct the vote and to dispose of or direct the disposition of 1,870,417 of class A common stock.

(4)
Consists of 780,634 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 1, 2013 and 892,045 shares of class A common stock held of record.

(5)
Consists of 358,400 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 1, 2013 and 313,689 shares of class A common stock held of record.

(6)
Consists of 136,450 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 1, 2013 and 232,111 shares of class A common stock held of record.

(7)
Consists of 127,560 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 1, 2013 and 211,140 shares of class A common stock held of record.

(8)
Consists of 132,307 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 1, 2013 and 201,896 shares of class A common stock held of record.

(9)
Consists of 154,975 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 1, 2013 and 154,472 shares of class A common stock held of record.

(10)
Consists of 135,567 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 1, 2013 and 116,761 shares of class A common stock held of record.

(11)
Consists of 132,425 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 1, 2013 and 78,972 shares of class A common stock held of record.

(12)
Consists of 107,108 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 1, 2013 and 65,894 shares of class A common stock held of record.

(13)
Consists of 79,950 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 1, 2013 and 92,708 shares of class A common stock held of record.

(14)
Consists of 1 share of class C common stock held by Carson LIN SBS L.P., a limited partnership whose ultimate general partner is Carson Private Capital Incorporated, and 73,204 shares of class A common issuable upon the exercise of options that are exercisable within 60 days of March 1, 2013 and 59,442 shares of class A common stock held of record.

(15)
Mr. Muse is deemed to share beneficial ownership with HMC of the 23,300,739 shares of class B common stock and 1 share of class C common stock owned by affiliates of HMC. This number also includes (i) 64,097 shares of class B common stock held of record by Mr. Muse, (ii) 1,404 shares of class B common stock held of record by Muse Family Enterprises, Ltd., and (iii) 10,085 shares of class B common stock held of record by JRM Interim Investors, L.P. Muse Family Enterprises, Ltd. and JRM Interim Investors L.P. are both indirectly beneficially owned by Mr. Muse and Mr. Muse disclaims beneficial ownership of each except to the extent of any pecuniary interest therein.

(16)
Consists of 2,218,580 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 1, 2013 and 2,419,130 shares of class A common stock held of record.

 DIRECTORS AND EXECUTIVE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and holders of more than 10% of our class A common stock to file with the SEC initial reports of ownership of our class A common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and holders of more than 10% of our class A common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our officers and directors regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to the fiscal year ended December 31, 2012.

PROPOSAL 1—ELECTION OF DIRECTORS

        We have a classified Board of Directors consisting of Class I, Class II and Class III directors. Currently there is one vacancy on our Board in Class I. Our Second Amended and Restated Certificate of Incorporation provides that subject to the rights of holders of any class or series of preferred stock to elect directors, the number of directors shall be established by our Board. Our Board has set the number of directors at nine.

        At each annual meeting of stockholders, each nominee is elected for a term of three years to succeed those whose terms are expiring. This year, two Class I directors will be elected for a three-year term expiring at the 2016 Annual Meeting. The Class II directors have terms expiring at the 2014 Annual Meeting and the Class III directors have terms expiring at the 2015 Annual Meeting.

        The persons named in the enclosed proxy will vote to elect as directors the Class I nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors the Class I nominees named below. Each Class I nominee will be elected to hold office until the 2016 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The nominees have indicated their willingness to serve, if elected. However, if any should be unable to serve, the shares of common stock represented by proxies may be voted for substitute nominees designated by our Board.

        Set forth below are the name and age of each member of our Board (including the nominees for election as Class I directors), and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director or has served as a director during the past five years and the year of the commencement of his term as a member of our Board.

        In evaluating potential director candidates, the Nominating and Corporate Governance Committee seeks candidates who can make substantial contributions to our Board on various issues, including, chief executive officer or similar senior executive leadership experience, expertise in finance, accounting, financial controls and compliance, experience with public company directorships and core management experience in the media industry. Each of the director nominees has served in senior leadership positions in large organizations and/or has experience with corporate management and/or the oversight of financial reporting. The nominees for election at the Annual Meeting also possess experiences and qualifications that the Nominating and Corporate Governance Committee believes make such nominees uniquely suited to make substantial contributions to the Board. Specific skills and experience of each of our Board members, including directors whose terms continue beyond the Annual Meeting, are identified in the summaries below.

        Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of March 1, 2013, appears above under the heading "Security Ownership of Certain Beneficial Owners and Management."

        We recommend that you vote FOR each of the two nominees listed below.

Name and Age	Principal Occupation and Business Experience
Nominees for Term Expiring in 2016 (Class I Directors) Currently there is a vacancy on our Board for a Class I Director.
William S. Banowsky, Jr., 51	Mr. Banowsky has served as a member of our Board since May 2002. Since 2001, Mr. Banowsky has served as Chief Executive Officer of Magnolia Pictures Company, an independent film distribution company. Mr. Banowsky has also served as Chief Executive Officer of Carolina Cinemas, a film exhibition company, since October 2008. From March 2003 through October 2007, Mr. Banowsky served as Chief Executive Officer of Landmark Theatres, a film exhibition company. From March 1999 to September 2000, Mr. Banowsky was Executive Vice President and General Counsel of AMFM, Inc., which was publicly traded on the NYSE until September 2000. From January 1997 to July 2000, Mr. Banowsky was Executive Vice President and General Counsel of Capstar Broadcasting Corporation, which was publicly traded on the NYSE until it merged with AMFM, Inc., in July 1999. Mr. Banowsky practiced law for 10 years in Dallas, Texas prior to joining Capstar. Mr. Banowsky served as a director of Sunrise Television Corporation and STC Broadcasting, Inc. until May 2002, when they were merged into the Company.
Specific qualifications, experience, skills and expertise:

•

Operating and management experience, including as chief executive officer, in media-related businesses

•

Expertise in finance, financial reporting, compliance and controls

•

Legal experience in the media industry

Name and Age	Principal Occupation and Business Experience
Dr. William H. Cunningham, 69	Dr. Cunningham has served as a member of our Board since May 2009. Dr. Cunningham joined the University of Texas in 1971, when he was hired as Assistant Professor of Marketing. He later became a Professor of Marketing and has held the following additional positions: James L. Bayless Chair for Free Enterprise from 1986 to present; the President of the University of Texas in Austin from 1985 to 1992; and Dean of College of Business Administration/Graduate School of Business from 1983 to 1985. Dr. Cunningham was also Chancellor of the University of Texas System from 1992 to 2000. Dr. Cunningham also serves on the board of directors of the following publicly traded companies: Lincoln National Corporation, Southwest Airlines Co., Resolute Energy Corporation and also serves as a disinterested director of the John Hancock Funds. Within the last five years, Dr. Cunningham also served on the board of directors of the following publicly traded companies: Introgen Therapeutics, Inc., Hayes Lemmerz International, Inc. and Hicks Acquisition Company I, Inc. Dr. Cunningham served as a director of Sunrise Television Corp. and STC Broadcasting, Inc. until May 2002 when they were merged into the Company and he continued to serve on the Company Board until 2008. Dr. Cunningham is a member of the Philosophical Society of Texas, a trustee for the Southwest Research Institute and a director of the greater Austin Crime Commission. Dr. Cunningham received his B.B.S., M.B.A. and Ph.D. from Michigan State University.
Specific qualifications, experience, skills and expertise:
• Distinguished faculty member of a large university • Expertise in accounting, finance and business analysis, financial reporting, compliance and controls
Directors Whose Term Expires in 2014 (Class II Directors)
Peter S. Brodsky, 42	Mr. Brodsky was elected to our Board in June 2005. Mr. Brodsky is a founder and partner of HBC Investments, a firm focused on investing in growth-oriented companies. Prior to co-founding HBC in 2011, Mr. Brodsky was a partner at the private equity firm of HMC and its predecessor, Hicks Muse, where he was employed for over 15 years. Mr. Brodsky currently serves on the board of directors of various non-profit organizations. Additionally, Mr. Brodsky was a member of the board of directors of Unitek Global Services, Inc. (UNTK) from January, 2010 until March, 2012. Prior to joining HMC in 1995, Mr. Brodsky worked in the Investment Banking Division of Credit Suisse First Boston. Mr. Brodsky received his BA from Yale University in 1992.
Specific qualifications, experience, skills and expertise:
• Expertise in finance and business opportunities in traditional and new media as well as other industries • Company directorship and committee experience

Name and Age	Principal Occupation and Business Experience
Douglas W. McCormick, 63	Mr. McCormick was elected to our Board and named non-executive Chairman of our Board in September 2006. Mr. McCormick is a Venture Partner with Rho Ventures, a division of Rho Capital Partners, which he joined in October 2006. Mr. McCormick's primary focus at Rho is on investments in the media sector. Prior to Rho, Mr. McCormick was CEO of iVillage Inc., a public company, from August 2000 until the sale of iVillage Inc. to NBC Universal in May 2006. He also served on iVillage's board of directors, to which he was appointed in February 1999 and was elected Chairman in April 2001. Mr. McCormick also served as President and Chief Executive Officer of Lifetime Television, a cable network provider, from 1993 to 1998. Prior to Lifetime, Mr. McCormick held executive positions with The Samuel Goldwyn Company, Cable Health Network, Petry Television and KCOP-TV. Currently, Mr. McCormick is a member of the board of Ovation Television and is Chairman of the Board of Everyday Health in addition to serving on the boards of other private companies in the Rho portfolio. Mr. McCormick received his MBA from Columbia University.
Specific qualifications, experience, skills and expertise:

•

Operating and management experience, including as a chief executive officer of a global media corporation

•

Expertise in the traditional and new media markets

•

Company directorship and committee experience

Michael A. Pausic, 48
Mr. Pausic was elected to our Board in February 2006. Since 1997, Mr. Pausic has been a Limited Partner of Maverick Capital Ltd., a registered investment advisor managing private investment funds. Mr. Pausic leads Maverick's efforts in media, telecommunications, and Internet investments. From 1995 to 1997, Mr. Pausic was a corporate Vice President at Viacom where he was responsible for international strategic planning and business development. From 1991 to 1995, he served as Vice President of market development and strategic planning for 20th Century Fox. Mr. Pausic received his BS from the University of Virginia and MBA from Fuqua School of Business at Duke University.
Specific qualifications, experience, skills and expertise:
• Expertise in business and finance • Extensive background in development of strategic business opportunities in the media industry • Company directorship and committee experience

Name and Age	Principal Occupation and Business Experience
Directors Whose Term Expires in 2015 (Class III Directors)
Royal W. Carson, III, 63	Mr. Carson was elected to our Board in August 2000. Mr. Carson is Chairman and Chief Executive Officer of Carson Private Capital, a Dallas based private investment firm with a 39-year history of sponsoring and managing investment partnerships to provide a small and select group of ultra high net worth individuals and family offices access to high-caliber North American and European private equity acquisitions in the branded consumer and energy sectors. Since 1997, Mr. Carson's core focus has been the investment of over $900 million of equity and debt capital participating in the acquisition of control ownership of over 50 leading businesses, as well as the acquisition of domestic oil and natural gas reserves, typically limited to institutional investors. From 1974 to 1994, Mr. Carson's core focus was in oil and gas production and operations. In 1977, Mr. Carson founded Carson Petroleum Corporation, a mid-sized independent oil and gas company, which he operated until the business was sold to Devon Energy in 1982. Mr. Carson subsequently co-founded CPC Dale Petroleum Company that focused on oil and gas production acquisitions and horizontal drilling operations in Texas and Louisiana, until those assets were sold to W.R. Grace & Company and Snyder Oil & Gas in 1994. Mr. Carson serves as trustee of the University of San Diego, on the board of directors of the University of Colorado Leeds School of Business, and Deeming Center for Entrepreneurship. Mr. Carson serves on the Advisory Boards of private equity sponsors Lion Capital (London), HM Capital Partners (Dallas) and Cotton Creek Capital Partners (Dallas). Mr. Carson serves, or has served, on the executive boards of several privately held corporations and non-profit organizations including the Roaring Fork Club (Aspen), AimTruancy Solutions, LLC, Dallas Museum of Natural History and St. Phillips School and Community Center (South Dallas).
Specific qualifications, experience, skills and expertise:
• Expertise in business and finance • Extensive background in development of strategic business opportunities • Company directorship and committee experience

Name and Age	Principal Occupation and Business Experience
John R. Muse, 62	Mr. Muse was elected to our Board in September 2012. He is Chairman of the private equity firm HM Capital Partners and has over 30 years of investment experience. Mr. Muse has been actively involved in the energy, food and beverage, and media sectors and oversees the day-to-day operations of HM Capital. Mr. Muse serves on the boards of directors of a number of HM Capital's portfolio companies and also serves as a director of Dean Foods (NYSE: DF) as well as the Anderson school of Business at UCLA. Mr. Muse is a graduate of the United States Air Force Academy and received his MBA from the Anderson School of Business at UCLA.
Specific qualifications, experience, skills and expertise:

•

Expertise in business and finance

•

Extensive background in development of strategic business opportunities

•

Company directorship experience

Vincent L. Sadusky, 47
Mr. Sadusky was elected to our Board in July 2006, when he was also appointed our President and Chief Executive Officer. From August 2004 until July 2006, Mr. Sadusky served as Vice President Chief Financial Officer and Treasurer of the Company. From 1999 until August 2004, Mr. Sadusky was Chief Financial Officer and Treasurer of Telemundo Communications Group, Inc., where he worked for over ten years. Prior to joining Telemundo Communications, he performed attestation and consulting services for seven years with Ernst & Young, LLC. Mr. Sadusky currently serves on the board of International Game Technology (IGT). He was also the President and a board member of the Open Mobile Video Coalition (OMVC) in 2012 and a member of the NBC affiliates board of directors. He formerly served on the board of directors of JVB Financial Group, LLC and Maximum Service Television Inc. Mr. Sadusky received his BS in accounting from Penn State University, where he was a University Scholar, and his MBA from New York Institute of Technology.
Specific qualifications, experience, skills and expertise:

•

Unique perspective of the Chief Executive Officer of the Company on the operations, business relationships, financial position and challenges of the Company

•

Expertise in finance, financial reporting, compliance and controls

•

Core business skills, including operations and management experience in the media industry

 PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has the authority and responsibility to nominate for stockholder ratification the Company's independent registered public accounting firm, and has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013. The Board of Directors is now soliciting the stockholders' ratification of the selection of PricewaterhouseCoopers LLP. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reevaluate the engagement of the independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may nevertheless appoint another independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the stockholders.

        A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting. The PricewaterhouseCoopers LLP representative will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from stockholders. Additional information regarding fees paid to PricewaterhouseCoopers LLP is available in the section of this Proxy Statement titled "Independent Registered Public Accounting Firm Fees and Other Matters."

        We recommend that you vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.

CORPORATE GOVERNANCE MATTERS

        Under applicable NYSE rules, a director of our Company only qualifies as "independent" if our Board determines that the director has no material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has such a relationship with our Company). Our Board has not adopted any categorical standards to assist it in making determinations of independence, but instead considers all relevant facts and circumstances regarding a director's relationship with our Company. Consistent with NYSE rules and guidance, our Board does not consider ownership of a significant amount of our stock, or affiliation with a holder of a significant amount of our stock, by itself a material relationship.

        The determination of whether a material relationship exists is made by the other members of our Board who are independent. Our Board has determined that none of Dr. Cunningham, or Messrs. Banowsky, Brodsky, Carson, McCormick, Muse or Pausic has a material relationship with our Company, and that each of these directors is "independent" as determined under Section 303A.02(b) of the NYSE Listed Company Manual. None of these directors has any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships with our Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company that would constitute a "material relationship" under NYSE rules.

BOARD OF DIRECTORS' COMMITTEES AND MEETINGS

        During 2012, our Board held 8 meetings. Each of our directors attended at least 75% of such meetings and the meetings of the committees on which he served during 2012. Resolutions adopted by our Nominating and Corporate Governance Committee of our Board provide that directors are expected to attend the Annual Meeting. Dr. Cunningham and Messrs. Banowsky, Brodsky, Carson, Pausic and Sadusky attended the 2012 Annual Meeting in person. Mr. McCormick attended the 2012 Annual Meeting by telephone.

        Our Board has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance. Current copies of the charters for all three committees, along with our Corporate Governance Guidelines, the Code of Business Conduct and Ethics and our Code of Ethics

for Senior Financial Officers, are posted on our web site, www.linmedia.com, under the "Our Company" tab under Corporate Governance in the About LIN TV Corp. Guidelines subsection. All of these corporate governance documents are also available in print upon request directed to Denise M. Parent, Secretary, LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903.

        Our Board has determined that none of the members of the Audit, Compensation or Nominating and Corporate Governance committees has a material relationship with our Company and that each of these directors is independent as determined under Section 303A.02 (b) of the NYSE Listed Company Manual, including, in the case of all members of the Audit Committee, the independence requirements of Rule 10A-3 under the Exchange Act.

Board Leadership Structure

        As noted above, our Board is currently comprised of seven independent directors and one management director. Mr. McCormick has served as non-executive Chairman of the Board since 2006. In that role, Mr. McCormick's responsibilities, include (i) presiding at meetings of our Board and stockholders, including executive sessions of the non-management directors, (ii) advising the Chief Executive Officer and/or the Secretary regarding agenda items for the meetings of the Board, (iii) calling meetings of the independent directors, with appropriate notice, (iv) advising the Chief Executive Officer on issues discussed at executive sessions of the independent directors, and (v) such other responsibilities that the Board deems appropriate. We believe that our current Board leadership structure allows for our independent directors to effectively focus on governance matters, evaluate risks, oversee our management, and pursue strategic business plans that serve the interests of the stockholders.

        Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and its stockholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate.

Risk Oversight

        The Board is apprised of particular risk management matters by management in connection with its general oversight and approval of corporate matters. The Board has delegated to the Audit Committee oversight of our risk management process. Among its responsibilities, the Audit Committee reviews with management (i) management of risks that may be material to the Company, (ii) the Company's system of disclosure controls and the system of internal control over financial reporting, and (iii) the Company's compliance with legal and regulatory requirements. In addition, the Compensation Committee considers risks arising from the Company's compensation practices and policies, including but not limited to, risk-taking incentives and the Company's risk management practices. The Board committees, report to the full Board, including when a matter rises to the level of a material risk. The Company's management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the strategic, financial, operational, compliance and reporting levels. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

        Stockholders and other interested parties may communicate directly with our Chairman of the Board or with the independent directors as a group as described below under the heading "Communicating with the Directors."

        The current members of the committees are identified below:

Committees
Name	Chairman of Board	Audit	Compensation	Nominating and Corporate Governance
William S. Banowsky, Jr.		×		Chair
Peter S. Brodsky			Chair	×
Royal W. Carson, III			×
Dr. William H. Cunningham		Chair
Douglas W. McCormick	×		×	×
John R. Muse(1)
Michael A. Pausic		×		×
Vincent L. Sadusky(2)

(1)
Mr. Muse does not serve on any committees.

(2)
Mr. Sadusky does not serve on any committees. See Summary Compensation Table for disclosure related to Mr. Sadusky, who is a named executive officer of the Company.

        Audit Committee.    The Audit Committee has the following principal duties:

  •
  to nominate for stockholder ratification the independent registered public accounting firm for appointment by our Board of Directors;

  •
  to meet with our financial management, internal audit and independent registered public accounting firm to review matters relating to our internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the independent audit, the independence of the outside registered public accounting firm and other matters relating to our financial condition;

  •
  to oversee the risk management process;

  •
  to report to our Board periodically any recommendations the Audit Committee may have with respect to the foregoing matters; and

  •
  to review our annual and quarterly financial statements and annual report to stockholders, proxy materials and Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for filing with the SEC.

        The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. The members of our Audit Committee are Messrs. Banowsky and Pausic and Dr. Cunningham, with Dr. Cunningham serving as its Chair. Our Board has determined that each member of the Audit Committee is an "independent director" under NYSE rules governing the qualifications of the members of the Audit Committee and that Dr. Cunningham is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee met 7 times during 2012.

        Compensation Committee.    The Compensation Committee has the following principal duties:

  •
  to review director and executive officer compensation policies, plans and programs;

  •
  to prepare recommendations and periodic reports to our Board concerning these matters;

  •
  to function as the committee that administers our stock option, stock incentive and other equity-based plans; and

  •
  to oversee compensation-related disclosures to be included in the Company's Annual Report on Form 10-K or Proxy Statement or other appropriate documents filed with the SEC.

        For additional information about the Compensation Committee, see "Compensation Discussion and Analysis" below. The members of our Compensation Committee are Messrs. Brodsky, Carson and McCormick, with Mr. Brodsky serving as its Chair. Our Board has determined that each member of the Compensation Committee is an "independent director" under NYSE rules governing the qualifications of the members of the Compensation Committee. The Compensation Committee held 3 meetings during 2012.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee has the following principal duties:

  •
  to identify individuals qualified to become members of our Board;

  •
  to recommend to our Board the persons to be nominated by our Board for election as directors at the Annual Meeting;

  •
  to develop and recommend to our Board a set of corporate governance principles applicable to us; and

  •
  to oversee the evaluations of our Board and management.

        The members of the Nominating and Corporate Governance Committee are Messrs. Banowsky, Brodsky, McCormick and Pausic, with Mr. Banowsky serving as its Chair. The Nominating and Corporate Governance Committee held 2 meetings during 2012.

DIRECTOR CANDIDATES

        The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to the members of our Board and others for recommendations, meetings from time-to-time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our Board. In addition, the Company may retain the services of an executive search firm to help identify and evaluate potential director candidates.

        In considering whether to recommend any particular candidate for inclusion in our Board's slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our corporate governance guidelines. The committee considers: diversity, skills and experience in the context of the needs of our Board; commitment to understanding our business and industry; potential or actual conflicts of interest; risks of anticompetitive activity, or potential or actual violations of, or restrictions arising from media ownership regulations; and the ability to exercise sound judgment and high ethical standards. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.

        Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Denise M. Parent, Secretary, LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for our next annual meeting of stockholders.

        Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the committee or our Board, by following the procedures set forth below under "Stockholder Proposals for the 2014 Annual Meeting"; provided that such recommendations are delivered to us, with the information required by our bylaws, no later than the deadline for submission of stockholder proposals provided below.

COMMUNICATING WITH THE DIRECTORS

        Our Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The Chair of the Nominating and Corporate Governance Committee, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chair of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders and other interested parties that wish to send communications on any topic to our Board, should address such communications to Board of Directors, c/o Denise M. Parent, Secretary, LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903.

        Stockholders and other interested parties who wish to send communications on any topic to any of our independent directors, or all of our independent directors as a group, should address such communications to Independent Directors, c/o Denise M. Parent, Secretary, LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903.

REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

        The Audit Committee acts under a written charter adopted by our Board, a copy of which is posted under the "Our Company" tab under Corporate Governance in the Guidelines subsection of our web site, www.linmedia.com. The members of the Audit Committee are independent directors, as defined by its charter and NYSE rules.

        The Audit Committee reviewed the audited financial statements for the fiscal year ended December 31, 2012 and discussed these financial statements with our management. Management is responsible for our internal controls and the financial reporting process. Management represented to the Audit Committee that the financial statements had been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an audit of the financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with our management, our internal auditor and our independent registered public accounting firm, the following matters:

  •
  the plan for and the report of the independent registered public accounting firm on each audit of our financial statements;

  •
  the plan for and the report of the internal audit function on the Company's internal control environment;

  •
  our management's assessment of the effectiveness of internal control over financial reporting;

  •
  our financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

  •
  management's selection, application and disclosure of critical accounting policies;

  •
  changes in our accounting practices, principles, controls or methodologies;

  •
  the performance of the internal audit function and the independent registered public accounting firm;

  •
  the engagement letter between the Company and the independent registered public accounting firm;

  •
  significant developments or changes in accounting rules applicable to the Company; and

  •
  the adequacy of our internal controls and accounting, financial and auditing personnel.

        In addition, the Audit Committee held regular executive session meetings with the Chief Executive Officer, the Chief Financial Officer, the Vice President Controller, the internal auditor and the independent registered public accounting firm. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by AU Section 380 with PricewaterhouseCoopers LLP, our independent registered public accounting firm. AU Section 380 requires our independent registered public accounting firm to discuss with our Audit Committee, among other things, the following:

  •
  methods used to account for significant or unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements, if applicable, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        PricewaterhouseCoopers LLP also provided the Audit Committee with the written disclosures and the letter required by Public Company Accounting Oversight Board Rule No. 3526 ("Communications with Audit Committees Concerning Independence"), which requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their independence and engage in a discussion of independence. The Audit Committee discussed with the independent registered public accounting firm the matters disclosed in this letter and its independence from the Company. The Audit Committee also considered whether other, non-audit related services provided to us which are referred to under the heading "Independent Registered Public Accounting Firm Fees and Other Matters" are compatible with maintaining the independence of our registered public accounting firm and determined that they are compatible.

        Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the report of independent registered public accounting firm, the Audit Committee recommended to our Board that the audited financial statements be included in our 10-K.

                      AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS
                      Dr. William H. Cunningham (Chair)
                      William S. Banowsky
                      Michael A. Pausic

 EXECUTIVE OFFICERS

        The executive officers of the Company are:

Name	Age	Position
Vincent L. Sadusky	47	President and Chief Executive Officer
Richard J. Schmaeling	48	Senior Vice President Chief Financial Officer
Scott M. Blumenthal	64	Executive Vice President Television
Nicholas N. Mohamed	37	Vice President Controller
Denise M. Parent	49	Senior Vice President Chief Legal Officer
Robert S. Richter	43	Senior Vice President Digital

        The following information describes the background of our executive officers who are not members of our Board.

        Richard J. Schmaeling has been Senior Vice President Chief Financial Officer since October 2008. He was previously employed by Dow Jones & Company, Inc. in the positions of Vice President, Finance since 2007 and Vice President, Business Unit Finance from 2004 - 2007. Mr. Schmaeling was Vice President, Finance of Bracco Diagnostics Inc. from 1994 - 2004.

        Scott M. Blumenthal has been Executive Vice President Television since September 2006. From February 2005 until September 2006, he served as Vice President Television of our wholly-owned subsidiary, LIN Television Corporation and Regional Vice President Television from September 2002 to February 2005. Mr. Blumenthal previously held general manager positions at our WISH-TV station from May 1999 to September 2002 and at our WOOD-TV and WOTV-TV stations from May 1994 to May 1999.

        Nicholas N. Mohamed has been Vice President Controller since March 2009 and the Company's Vice President, Finance from February 2009 to March 2009. From May 2007 to December 2008, he was Director of Finance Mergers and Acquisitions at Sensata Technologies, Inc. Prior to joining Sensata Technologies, Inc., Mr. Mohamed served as a Director at PricewaterhouseCoopers LLP in its Transaction Services group, where he was employed in various positions since September 1997.

        Denise M. Parent was appointed Senior Vice President Chief Legal Officer in December, 2011. Previously, she was Vice President General Counsel and Secretary since September 2006 and Vice President Deputy General Counsel since March 1997. From April 1993 to March 1997, Ms. Parent was employed by The Providence Journal Company as Senior Corporate Counsel. Prior to 1993, Ms. Parent was employed by Adler, Pollock & Sheehan Incorporated, a law firm in Providence, Rhode Island.

        Robert S. Richter was appointed Senior Vice President Digital in December, 2012. Previously, he was Senior Vice President New Media since September 2008. Previously, he was Vice President Internet of LIN Television Corporation from 2006 to 2008. From 2001 - 2006, Mr. Richter served as Vice President of Marketing and Sales Planning for ShopNBC. Prior to 2001, Mr. Richter was Vice President of DET, LLC, a market newspaper consulting company.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        In this section, we discuss certain aspects of our compensation program as it pertains to our President and Chief Executive Officer, Senior Vice President Chief Financial Officer, Executive Vice President Television, Senior Vice President Chief Legal Officer and Senior Vice President Digital. These individuals are referred to as the "named executive officers" throughout this Compensation Discussion and Analysis.

Role of the Compensation Committee

        The Compensation Committee has primary responsibilities for assessing, recommending and approving the following areas of compensation:

  •
  determining the compensation of the named executive officers;

  •
  overseeing and administering incentive-compensation plans and equity-based plans of our Company, including the authority to grant stock options and to make other stock-based awards;

  •
  making recommendations to the Board for the compensation of directors;

  •
  other duties as authorized by our Board from time-to-time; and

  •
  overseeing and approving this Compensation Discussion and Analysis.

Objectives of Compensation Program

        The Compensation Committee is committed to and responsible for designing, implementing, and administering a compensation program for executive officers that ensures appropriate linkage between pay, company performance and results for stockholders. The Compensation Committee seeks to increase stockholder value by rewarding performance with cost-effective compensation and ensuring that we can attract and retain the best executive talent. To achieve the objectives set forth below, the Compensation Committee has designed the executive compensation program to reward the achievement of specific annual and long-term financial and strategic goals of our Company that are designed to improve stockholder value.

        The Compensation Committee believes that executive compensation should be designed to:

  •
  align compensation of the named executive officers with their own performance and the overall performance of our Company;

  •
  manage compensation costs by combining a conservative approach to base salaries and benefits with performance-dependent short-term and long-term incentives;

  •
  heavily weight the compensation package towards long-term, performance-dependent incentives to better align the interests of executives with stockholders; and

  •
  reward and retain our named executive officers.

        Although we do not engage in a formal benchmarking process, the Compensation Committee periodically evaluates our executive compensation program to ensure that the program is competitive with peer companies in our industry so that we can continue to attract and retain qualified employees in key positions.

Considerations Regarding Stockholder Say on Pay Vote

        At our annual meeting of stockholders held on May 24, 2011, we held our first advisory stockholder vote on the compensation of our named executive officers (a "say on pay" vote) as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The proposal to approve the executive compensation of the Company's named executive officers for fiscal 2012 received 78,204,053 votes or 83.3% of votes cast. Although this vote was advisory (and therefore not binding on the Company or the Board), the Board and the Compensation Committee carefully reviewed these results. The Compensation Committee believes that the stockholder vote strongly endorses the compensation philosophy of the Company.

        At our annual meeting of stockholders held on May 24, 2011, our stockholders also voted to adopt the recommendation of the Board to conduct future advisory votes on executive compensation every three years. Accordingly, the next stockholder advisory vote on say-on-pay will be held at the Company's 2014 annual meeting of stockholders.

Factors Considered in Establishing Compensation

2012 Executive Summary

        The Company's performance in 2012 exceeded expectations. We closed upon the largest acquisition in our history, expanding the Company's footprint from 15 to 23 markets and increasing coverage by nearly 4 million households. In addition, we now provide services to two more stations in Albuquerque, building on our strong presence in this growth market. We capitalized on our market leading news stations that produce an average of 5+ hours of news per day to generate an unprecedented amount of political revenues. In addition, we successfully reached new retransmission consent agreements with pay TV providers for almost half of the pay TV subscribers in our markets. The Company's ongoing investments in the digital space resulted in record interactive revenues and growth. Total net revenue exceeded budgeted amounts and increased by $153.5 million or 38% compared to 2011. Our strong financial performance was largely a result of management's ability to incrementally advance the Company's strategy, generate significant political revenues and capitalize on the rebound in the automobile advertising market.

        Following the economic downturn which began in 2008 and continued into 2009, the Compensation Committee revised the Company's executive compensation program in 2010 in order to strengthen the incentives for the retention of key executives and more closely align our named executive officers' compensation with the long-term growth of the Company. This decision was also supported by the Compensation Committee's periodic review and evaluation of the executive compensation programs of peer companies. In May, 2010, new base salary and target bonus amounts for each of the named executive officers were approved and the Compensation Committee awarded stock grants in order to increase the long-term incentive component of the entire compensation package.

        Because the executive compensation program was revised in 2010, the Compensation Committee did not significantly alter the components of the executive compensation in 2012. The Compensation Committee awarded options and restricted stock awards in December, 2012 as reflected in the Grants of Plan-Based Awards Table. The 2012 option and stock awards vest over three years, with 25% of the grant vesting in the first and second year and 50% of the grant vesting in the third and final year. These awards increase the long-term incentive component of the entire compensation package in order to emphasize the importance of making strategic decisions that focus on long-term results.

Determining Compensation for the Chief Executive Officer

        The Compensation Committee makes all compensation decisions regarding our President and Chief Executive Officer. The Compensation Committee annually reviews and approves specific quantifiable and qualitative goals and objectives relevant to Mr. Sadusky's compensation including his achievement of these goals and objectives; his tenure and experience; the performance of our Company overall and Mr. Sadusky's contribution to that performance; retention considerations; and

Mr. Sadusky's historical compensation. Additionally, because the President and Chief Executive Officer is ultimately responsible for the direction of our Company, his greater compensation reflects this differential compared with the other named executive officers and underscores the Board's confidence in his leadership.

Determining Compensation for the Other Named Executive Officers

        The Compensation Committee also makes all compensation decisions regarding our other executive officers in conjunction with the recommendations of the President and Chief Executive Officer. The Compensation Committee uses many of the same factors used in the determination of the Chief Executive Officer's compensation in making compensation decisions about the other named executive officers. Those factors include the individual's performance, tenure, and experience; the individual's contribution to the Company's performance; achievement of specific quantifiable and qualitative business goals and objectives established for each individual; retention considerations; the individual's historical compensation; and comparisons to other executive officers.

Role of Compensation Consultant

        Neither the Compensation Committee nor our Company has any long-term contractual arrangements with any compensation consultants. The Compensation Committee and our management have periodically worked with compensation consultants to assist and provide the Compensation Committee with market information and reports regarding compensation practices of peer companies. In the event that the Compensation Committee or the Company engages the services of an independent executive compensation consultant, the Compensation Committee will consider the consultant's independence based on the criteria set forth in the Compensation Committee's Third Amended and Restated Compensation Committee Charter effective as of February 6, 2013.

Design of Compensation Programs

        Our executive compensation plan is designed to attract qualified executives and to reward those executives for their contributions to our Company and our stockholders. The compensation program for the named executive officers includes an annual base salary, an annual performance bonus opportunity, equity-based compensation, retirement benefits and limited perquisites. Because executive officers are in a position to directly influence the overall performance of our Company, a significant portion of their compensation is in the form of performance-dependent short-term and long-term incentive programs. The level of performance-dependent pay varies for each executive based upon level of responsibility, with a greater emphasis on performance-dependent pay for those in more senior positions who have responsibility over matters that have a direct impact on the overall performance of our Company.

Cash Compensation

        Base Salary.    The primary purpose of base salary is to provide the recipient with steady income throughout the year consistent with his or her level of responsibility, qualifications and contributions over time. Base salary amounts for our named executive officers are determined based on the judgment of our Compensation Committee and in consultation with our President and Chief Executive Officer, for the other named executive officers. The Compensation Committee considers a number of factors to determine the salary for each of our executives, including compensation paid to persons in similar positions by peer companies in our industry, the work experience of the executive, each executive's individual skills, and the executive's length of service with our Company and the performance of the executive.

        Performance Bonus.    The annual incentive bonus plan is designed to align executive officer pay with the Company's financial performance and individual performance during a particular year. The annual bonus is comprised of two separate components, as described in more detail below. One portion of the bonus is determined quantitatively based solely on the Company's achievement of financial performance goals. The other portion of the annual bonus is determined qualitatively by the Compensation Committee based on the Committee's assessment of other performance criteria as it deems relevant on a case-by-case basis. The target amount of each component of the annual bonus opportunity is a percentage of the executive's base salary, as specified in the executive's employment agreement. The target bonus opportunity for 2012 for the named executive officers (including both components of the bonus) ranged from 53.9% to 107.2% of base salary.

        The two components of the annual bonus program are more fully described below:

  •
  The quantitative or budget-based objective bonus target amount can range from 13.5% to 64.3% of the named executive officer's base salary. For 2012, the percentage that determined the target amount for each named executive officer is specified in his or her employment agreement. Except for the position of Senior Vice President Digital, discussed in further detail below, the amount of the budget-based objective bonus paid out to named executive officers is based on our results with respect to Adjusted EBITDA (defined below). The budget-based objective bonus is paid out at the target level if we achieve performance at the budgeted levels for this metric. For 2012, Adjusted EBITDA was budgeted at $170.0 million. If we exceed our budgeted Adjusted EBITDA, the executive receives a budget-based objective bonus amount based on an increasing sliding scale up to a maximum of twice the target budget-based bonus amount. Conversely, if we do not achieve our budgeted Adjusted EBITDA, the executive receives less than the target budget-based objective bonus amount based on a decreasing sliding scale. The named executive officers do not receive any budget-based objective bonus if Adjusted EBITDA is less than 80% of the budgeted Adjusted EBITDA. The budget-based objective bonus for the Senior Vice President Digital is based on achievement of budgeted digital revenue targets established by the Board for the applicable year, instead of Adjusted EBITDA, as outlined in his employment agreement. Given the objective nature of the determination of the budget-based objective bonus, such portion of the annual bonus is reported in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation."

  •
  The qualitative or discretionary performance bonus target amount can range from 19.9% to 42.9% of the named executive officer's base salary. The percentage that determines the target amount for each named executive officer is specified in his or her employment agreement. The actual amount of discretionary performance bonus paid out is determined by the Compensation Committee, and in consultation with the Chief Executive Officer for named executive officers other than the Chief Executive Officer, based on the Compensation Committee's assessment of other performance criteria as it deems relevant on a case-by-case basis. Factors that may be considered by the Compensation Committee in determining the appropriate amount of the discretionary performance bonus include, without limitation, the Company's performance in the prior fiscal year, general business conditions and achievement by the executive of certain project, department and development goals established by the Chief Executive Officer, our Board and/or the Compensation Committee. Given the subjective nature of the determination of the discretionary performance bonus, such portion of the annual bonus is reported in the Summary Compensation Table under "Bonus."

        The table below shows the 2012 target bonus opportunity for each component of the annual bonus program for each named executive officer, as specified in the named executive officer's employment agreement. The different allocations and weightings among the named executive officers for the quantitative, budget-based component and the qualitative, discretionary component reflect the

Compensation Committee's judgment regarding the appropriate balance for each named executive officer, based on his or her seniority, experience, role and ability to influence the Company's results.

Name	Target Budget-Based Objective Bonus (as % of Base Salary)	Target Discretionary Performance Bonus (as % of Base Salary)
Vincent L. Sadusky	64.3%	42.9%
Richard J. Schmaeling	29.9	19.9
Scott M. Blumenthal	35.3	23.6
Denise M. Parent	13.5	40.4
Robert S. Richter	38.6	25.7

        For purposes of the budget-based objective bonus, Adjusted EBITDA is defined as operating income plus amortization of program rights, depreciation and amortization of intangible assets, impairment of goodwill and intangible assets, restructuring charges and non-recurring severance payments, stock-based compensation expense, non-recurring transaction related expenses, less program payments. Program payments represent cash payments for program contracts and do not necessarily correspond to program usage.

        We believe Adjusted EBITDA, which is a non-GAAP measure, is relevant and useful as a metric for determining bonus amounts because it is a measurement used by lenders to measure our ability to service our debt and it is a measurement industry analysts use when evaluating our operating performance. We use Adjusted EBITDA, among other things, in evaluating the operating performance of our stations and to value stations targeted for acquisition.

        In 2012, Adjusted EBITDA used to calculate the budget-based objective bonus was $199 million, which represented 117% of the budgeted amount of Adjusted EBITDA (and excluded Adjusted EBITDA generated by stations acquired during 2012). Because our Adjusted EBITDA was above the budgeted level, the budget-based objective bonus for all named executive officers other than Mr. Richter was paid out in amounts that reflect such level of performance, as shown in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation." Instead of Adjusted EBITDA, Mr. Richter's budget-based objective bonus for 2012 was based on four components, the achievement of budgeted Internet revenues, budgeted LIN Digital (formerly RMM) revenues, budgeted Nami Media, Inc. revenues and budgeted digital revenues of other investments. The amount of Mr. Richter's budget-based objective bonus for 2012 reflects achievement of the Internet web site revenues performance metric at the 106% level; achievement of the LIN Digital (formerly RMM) revenues performance metric at the 103% level; achievement of the Nami revenues performance metric at the 76% level and achievement of the other digital revenues performance metric at the 0% level. Each of the components of Mr. Richter's budget-based objective bonus are reflected in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation." A more detailed analysis of our financial and operational performance is contained in the Management's Discussion and Analysis section and in our audited consolidated financial statements in our 10-K.

        The Compensation Committee awarded discretionary performance bonuses for 2012 to our named executive officers in the amounts shown in the Summary Compensation Table under "Bonus." These bonus awards reflect the Compensation Committee's consideration of factors that included each named executive officer's individual performance in addition to achievement of certain strategic and operational milestones. In awarding these bonuses, the Compensation Committee considered, among other things, the achievement of certain strategic and operational milestones in 2012, including (i) record revenues, (ii) significant increases in pay television subscriber fees, (iii) completion of the largest acquisition in Company's history, (iv) expansion of Company's footprint from 15 to 23 markets, (v) addition of provision of services to two stations in the Albuquerque market, (vi) the capitalization on the Company's market-leading news stations that produce an average of 5+ hours of news per day to generate an unprecedented amount of political revenues, and (vii) management's ability to incrementally advance the Company's strategy. Except for Mr. Richter, all named executive officers were awarded the amount of his or her target discretionary bonus as set forth in his or her employment agreement. With respect to Mr. Richter, the Compensation Committee awarded him an additional amount of $46,400 in recognition of his leadership in continuing to successfully integrate the LIN Digital (formerly RMM) business into the Company and creating new business opportunities with the Company's existing customers.

Equity-Based Compensation

        A key component of our compensation package for the named executive officers is the granting of stock options and restricted stock awards. We believe these awards provide a significant incentive for executives to manage our Company for long-term growth, thereby aligning their interests with those of our stockholders. These incentives are designed to motivate executive officers to improve financial performance and stockholder value, as well as encourage long-term employment with the Company. We rely primarily on stock option awards and restricted stock awards in granting long-term incentives. All stock option grants and restricted stock awards to executive officers require the approval of the Compensation Committee. We have no formal policy or practice as to the timing of equity grants.

        In December, 2012, the Compensation Committee granted options and restricted stock awards to each of the named executive officers in the amounts shown in the "Grants of Plan-Based Awards" table below. Restricted stock awards are designed to reward executive officers with equity in the Company which vests over a period of time. After careful consideration of industry trends, the Compensation Committee granted restricted stock in addition to options to help balance the volatility inherent in stock options with the retentive value of restricted stock awards for key executives. In determining the size of the restricted stock and option awards made to the named executive officers in 2012, the Compensation Committee considered the strategic, operational and financial performance of our Company along with each named executive officers' expected contributions to our Company's future success.

        The Company historically has made grants of options as part of its equity-based compensation program, and may do so in the future. Option grants are designed to reward executive officers for the increase in our stock price over time. Options represent the high-risk and potential high-return component of our total long-term incentive program, as the realizable value of each option can fall to zero if the stock price is lower than the exercise price established on the date of grant. The size of stock option grants for executive officers is based primarily on the target dollar value of the award translated into a number of option shares based on the estimated economic value on the date of grant, as determined using the Black-Scholes option pricing formula. As a result, the number of shares underlying stock option awards will typically vary from year-to-year, as it is dependent on the price of our common stock on the date of grant. We do not backdate options or grant options retroactively. In addition, we do not purposely schedule option awards prior to the disclosure of favorable information or after the announcement of unfavorable information. Options are granted at fair market value on a predetermined date.

Other Benefits

        Our Company also provides certain benefits and perquisites to our named executive officers that the Compensation Committee believes are reasonable and necessary to attract and retain key executives. For example, the Company provides the use of a company automobile and covers term life insurance premiums for the named executive officers in the amount of $400,000. For a full description of these benefits, see "Other Benefit Plans" below. The named executive officers are also entitled to health and disability benefits substantially similar to those that are offered to all of our employees.

Employment Agreements, Severance and Change-in-Control Arrangements

        In 2006 we entered into employment agreements with Ms. Parent and Messrs. Sadusky and Blumenthal to memorialize key terms of their employment and to reduce certain severance and change in control benefits potentially paid by the Company and thereby more fully align management's interest with stockholder interests. Since then, we have entered into similar employment agreements with Messrs. Schmaeling and Richter in connection with their appointments as officers of the Company.

        Each employment agreement addresses the following elements: base salary; target discretionary performance bonus and target budget-based objective performance bonus. The actual amount of the objective performance bonus is calculated as described in the "Design of Compensation Programs—Cash Compensation—Performance Bonus" above. The term of the agreement will continue unless terminated by the executive or us.

        If the executive's employment is terminated by us "without cause" or by the executive for "good reason" as defined in the agreement, the executive is entitled to receive certain benefits. The executive will be entitled to receive as a severance payment an amount equal to their annual base salary plus a payment equal to the annual bonus they earned in the prior year and we will also continue to pay the employer's portion of their health and dental insurance premiums for twelve months.

        The employment agreements also include non-competition and non-solicitation provisions that are in effect during the term of the agreement and for one year thereafter.

Share Ownership Guidelines

        We do not require but encourage our named executives to own our Company's class A common stock.

Tax Considerations

        Under Section 162(m) of the Internal Revenue Code, a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives exceeding $1.0 million in any taxable year, unless the compensation is performance-based. To the extent practical, the Compensation Committee intends to preserve deductibility, but may choose to provide compensation that is not deductible if necessary to attract, retain and reward high-performing executives.

REPORT OF THE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed such discussion and analysis with management. Based on the Compensation Committee's review and discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company's 2013 Proxy Statement. This Report is provided by the following independent directors, who comprise the Compensation Committee:

COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS

Peter S. Brodsky (Chair)
Royal W. Carson III
Douglas W. McCormick

Summary Compensation Table

        The following table sets forth the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly-compensated executive officers who were serving as executive officers as of December 31, 2012.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(6)	Option Awards(6)	Non-Equity Incentive Plan Compensation(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(8)	All Other Compensation(9)	Total
Vincent L. Sadusky(1)	2012	$670,000	$287,200	$983,485	$744,422	$861,600	$2,623	$212,443	$3,761,773
President and Chief	2011	650,000	280,000	382,491	426,889	441,000	3,561	48,027	2,231,968
Executive Officer	2010	613,076	280,000	3,577,500	—	840,000	5,390	174,298	5,490,264
Richard J. Schmaeling(2)	2012	361,000	72,000	229,194	173,682	216,000	103	70,646	1,122,625
Senior Vice President	2011	350,000	70,000	95,533	106,647	110,250	140	30,090	762,660
Chief Financial Officer	2010	344,462	70,000	1,178,471	—	210,000	211	161,498	1,964,642
Scott M. Blumenthal(3)	2012	438,000	103,200	295,244	223,376	309,600	478,507	90,992	1,938,919
Executive Vice President	2011	425,000	100,000	136,630	152,439	157,500	338,994	36,090	1,346,653
Television	2010	415,031	100,000	1,431,000	—	300,000	142,685	73,813	2,462,529
Denise M. Parent(4)	2012	345,000	139,500	225,231	170,730	93,000	2,355	60,445	1,036,261
Senior Vice President	2011	325,000	131,250	95,533	106,647	45,938	3,197	27,245	734,810
Chief Legal Officer	2010	312,446	131,250	1,094,293	—	87,500	4,838	51,531	1,681,858
Robert S. Richter(5)	2012	361,000	139,200	251,651	190,411	148,800	473	66,861	1,158,396
Senior Vice President	2011	350,000	71,100	122,931	137,074	207,909	641	22,835	912,490
Digital	2010	334,862	94,725	1,178,471	—	106,805	971	45,830	1,761,664

(1)
On December 6, 2012, the Compensation Committee determined the amount of the 2012 cash bonus to be paid to Mr. Sadusky. As discussed in "Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus," the 2012 bonus had two components: the budget-based objective bonus, which was determined to be $861,600 and is reported under "Non-equity incentive plan compensation," and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant. Mr. Sadusky's 2012 discretionary performance bonus is reported under "Bonus." (See the Grants of Plan-Based Awards Table for more details regarding Mr. Sadusky's 2012 budget-based objective bonus opportunity.) On December 6, 2012, the Compensation Committee approved the 2013 salary to be paid to Mr. Sadusky in the amount of $690,000.

(2)
On December 6, 2012, the Compensation Committee determined the amount of the 2012 cash bonus to be paid to Mr. Schmaeling. As discussed in "Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus," the 2012 bonus had two components: the budget-based objective bonus, which was determined to be $216,000 and is reported under "Non-equity incentive plan compensation," and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant. Mr. Schmaeling's 2012 discretionary performance bonus is reported under "Bonus." (See the Grants of Plan-Based Awards Table for more details regarding Mr. Schmaeling's 2012 budget-based objective bonus opportunity.) On December 6, 2012, the Compensation Committee approved the 2013 salary to be paid to Mr. Schmaeling in the amount of $383,000.

(3)
On December 6, 2012, the Compensation Committee determined the amount of the 2012 cash bonus to be paid to Mr. Blumenthal. As discussed in "Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus," the 2012 bonus had two components: the budget-based objective bonus, which was determined to be $309,600 and is reported under "Non-equity incentive plan compensation," and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant. Mr. Blumenthal's 2012 discretionary performance bonus is reported under "Bonus." (See the Grants of Plan-Based Awards Table for more details regarding Mr. Blumenthal's 2012 budget-based objective bonus opportunity.) On December 6, 2012, the Compensation Committee approved the 2013 salary to be paid to Mr. Blumenthal in the amount of $451,000.

(4)
On December 6, 2012, the Compensation Committee determined the amount of the 2012 cash bonus to be paid to Ms. Parent. As discussed in "Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus," the 2012 bonus had two components: the budget-based objective bonus, which was determined to be $93,000 and is reported under "Non-equity incentive plan compensation," and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant. Ms. Parent's 2012 discretionary performance bonus is reported under "Bonus." (See the Grants of Plan-Based Awards Table for more details regarding Ms. Parent's 2012 budget-based objective bonus opportunity.) On December 6, 2012, the Compensation Committee approved the 2013 salary to be paid to Ms. Parent in the amount of $355,000.

(5)
On December 6, 2012, the Compensation Committee determined the amount of the 2012 cash bonus to be paid to Mr. Richter. As discussed in "Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus," the 2012 bonus had two components: the budget-based objective bonus, which was determined to be $148,800 and is reported under "Non-equity incentive plan compensation," and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant. Mr. Richter's 2012 discretionary performance bonus is reported under "Bonus." (See the Grants of Plan-Based Awards Table for more details regarding Mr. Richter's 2012 budget-based objective bonus opportunity.) On December 6, 2012, the Compensation Committee approved the 2013 salary to be paid to Mr. Richter in the amount of $383,000.

(6)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 ("ASC 718"). See Note 9—"Stock-based Compensation" to the consolidated financial statements included in our 10-K for a discussion of the assumptions used to value equity-based compensation.

(7)
As discussed in "Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus," the 2012 bonus had two components: the budget-based objective bonus, reported here, and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant and reported under "Bonus." (See footnotes 1-5 to this table for more details on each officer's 2012 bonus).

(8)
These amounts relate solely to the aggregate change in the actuarial present value of the named executive officer's accumulated benefit under the Company's Retirement Plan and Supplemental Benefit Retirement Plan ("SERP"), as described below under Pension Benefits, during the year shown.

(9)
See "All Other Compensation" below for additional information regarding the amounts shown for 2012.

Grants of Plan-Based Awards

        The following table provides information about the non-equity incentive plan and equity awards granted to the named executive officers in 2012:

							All Other Option Awards: Number of Securities Underlying Options(4)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards			Exercise or Base Price of Option/Stock Awards ($ per share)(5)
	Grant Date				Number of Shares of Stock(2)	Stock Award Grant Date Fair Value(3)			Option Award Grant Date Fair Value(6)
Name		Threshold	Target	Maximum
Vincent L. Sadusky	—	$140,010	$430,800	$861,600
	12/6/2012	—	—	—	148,900	$983,485	151,300	$6.61	$744,422
Richard J. Schmaeling	—	$35,100	$108,000	$216,000
	12/6/2012	—	—	—	34,700	229,194	35,300	6.61	173,682
Scott M. Blumenthal	—	$50,310	$154,800	$309,600
	12/6/2012	—	—	—	44,700	295,244	45,400	6.61	223,376
Denise M. Parent	—	$15,113	$46,500	$93,000
	12/6/2012	—	—	—	34,100	225,231	34,700	6.61	170,730
Robert S. Richter	—	$13,920	$139,200	$208,800
	12/6/2012	—	—	—	38,100	251,651	38,700	6.61	190,411

(1)
These columns show the potential value of the payouts for the budget-based objective bonus for 2012, which are defined in each executive's employment agreement, if the threshold, target or maximum goals are satisfied for the Company's financial performance metrics. The potential payouts are performance-based and are completely at risk. Mr. Richter's maximum potential payout includes his maximum bonus amount plus 0.025 of incremental sales. The budget-based objective bonus is described more fully in "Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus".

(2)
This column shows the number of shares of restricted stock granted on December 6, 2012, which vest in three annual installments from the date of grant. Twenty five percent of the shares vest upon the first and second anniversary and the remaining fifty percent of the shares vest on the third anniversary following the grant date.

(3)
This column shows the fair value of the restricted stock awards on the date of grant, computed in accordance with ASC 718 based on the average stock price of our class A common stock on grant date.

(4)
This column shows the number of stock options awarded on December 6, 2012, which vest in three annual installments from the date of grant. Twenty-five percent of the shares vest upon the first and second anniversary and the remaining fifty percent of the shares vest on the third anniversary following the grant date.

(5)
This column shows the stock option exercise price, which was based on the average of the high and low prices of our class A common stock on the grant date.

(6)
This column shows the full grant date fair value of the stock options under ASC 718. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the entire term of the stock options' vesting schedule.

Outstanding Equity Awards at Year-End

        The following table provides information about the holdings of stock options and restricted stock awards by our named executive officers as of December 31, 2012.

        For additional information about the stock option grants and restricted stock awards, see "Compensation Discussion and Analysis—Design of Compensation Programs—Equity-Based Compensation."

	Stock Option Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date(1)(2)	Number of Shares or Units of Stock That Have Not Vested(3)		Market Value of Shares or Units of Stock That Have Not Vested(4)
Vincent L. Sadusky	653,334	—	$1.99	6/2/2019	—		—
	91,875	30,625	4.19	12/16/2019	—		—
	35,425	106,275	3.61	12/8/2021	—		—
	—	151,300	6.61	12/6/2022	—		—
	—	—	—	—	528,575	(5)	$3,980,170
Richard J. Schmaeling	100,000	—	1.99	6/2/2019	—		—
	27,600	9,200	4.19	12/16/2019	—		—
	8,850	26,550	3.61	12/8/2021	—		—
	—	35,300	6.61	12/6/2022
	—	—	—	—	139,952	(6)	1,053,839
Scott M. Blumenthal	309,000	—	1.99	6/2/2019	—		—
	36,750	12,250	4.19	12/16/2019	—		—
	12,650	37,950	3.61	12/8/2021	—		—
	—	45,400	6.61	12/6/2022
	—	—	—	—	193,816	(7)	1,459,434
Denise M. Parent	91,110	—	1.99	6/2/2019	—		—
	27,600	9,200	4.19	12/16/2019	—		—
	8,850	26,550	3.61	12/8/2021	—		—
	—	34,700	6.61	12/6/2022
	—	—	—	—	140,136	(8)	1,055,224
Robert S. Richter	93,332	—	1.99	6/2/2019	—		—
	27,600	9,200	4.19	12/16/2019	—		—
	11,375	34,125	3.61	12/8/2021	—		—
	—	38,700	6.61	12/6/2022
	—	—	—	—	158,385	(9)	1,192,639

(1)
The option expiration date is ten years from the date of grant.

(2)
Stock option awards expiring on December 6, 2022 were granted on December 6, 2012 and vest in three annual installments of 25% on the first and second anniversary of the date of grant and 50% on the third anniversary of the date of grant. Stock option awards expiring on December 8, 2021 were granted on December 8, 2011 and vest in three annual installments of 25% on the first and second anniversary of the date of grant and 50% on the third anniversary of the date of grant. Stock option awards expiring on December 16, 2019 were granted on December 16, 2009 and vest in equal installments of 25% over four years following the date of grant. Stock option awards expiring on June 2, 2019 were granted on June 2, 2009 and vest in equal installments of 33.3% over three years following the date of grant.

(3)
Restricted stock awards were granted on December 6, 2012, and vest in three annual installments of 25% on the first and second anniversary of the date of grant and 50% of the third anniversary of the date of grant. Restricted stock awards were granted on December 8, 2011, and vest in three annual installments of 25% on the first and second anniversary of the date of grant and 50% of the third anniversary of the date of grant. Restricted stock awards were granted on May 17, 2010 and December 16, 2009 and vest in equal installments of 25% over four years following the date of grant. Restricted stock awards were granted on September 10, 2008, and vest in equal installments of 20% over five years following the date of grant.

(4)
Market value of unvested shares is calculated based upon the closing price of our class A common stock on December 31, 2012 of $7.53, as reported by the NYSE.

(5)
Represents restricted stock that will vest as follows: (i) 125,000 shares on May 17, 2013; (ii) 40,000 shares on September 10, 2013; (iii) 37,225 shares on December 6, 2013; (iv) 26,525 shares on December 8, 2013; (v) 10,100 shares on December 16, 2013; (vi) 125,000 shares on May 17, 2014; (vii) 37,225 shares on December 6, 2014; (viii) 53,050 shares on December 8, 2014; and (ix) 74,450 shares on December 6, 2015.

(6)
Represents restricted stock that will vest as follows: (i) 41,176 shares on May 17, 2013; (ii) 6,625 shares on December 8, 2013; (iii) 8,675 shares on December 6, 2013; (iv) 3,025 shares on December 16, 2013; (v) 41,176 shares on May 17, 2014; (vi) 8,675 shares on December 6, 2014; (vii) 13,250 shares on December 8, 2014; and (viii) 17,350 shares on December 6, 2015.

(7)
Represents restricted stock that will vest as follows: (i) 50,000 shares on May 17, 2013; (ii) 16,666 shares on September 10, 2013; (iii) 11,175 shares on December 6, 2013; (iv) 9,475 shares on December 8, 2013; (v) 4,025 shares on December 16, 2013; (vi) 50,000 shares on May 17, 2014; (vii) 11,175 shares on December 6, 2014; (viii) 18,950 shares on December 8, 2014; and (ix) 22,350 shares on December 8, 2015.

(8)
Represents restricted stock that will vest as follows: (i) 38,235 shares on May 17, 2013; (ii) 6,666 shares on September 10, 2013; (iii) 8,525 shares on December 6, 2013; (iv) 6,625 shares on December 8, 2013; (v) 3,025 shares on December 16, 2013; (vi) 38,235 shares on May 17, 2014; (vii) 8,525 shares on December 6, 2014; (viii) 13,250 shares on December 8, 2014; and (ix) 17,050 shares on December 6, 2015.

(9)
Represents restricted stock that will vest as follows: (i) 41,176 shares on May 17, 2013; (ii) 9,333 shares on September 10, 2013; (iii) 9,525 shares on December 6, 2013; (iv) 8,525 shares on December 8, 2013; (v) 3,025 shares on December 16, 2013; (vi) 41,176 shares on May 17, 2014; (vii) 9,525 shares on December 6, 2014; (viii) 17,050 shares on December 8, 2014; and (ix) 19,050 shares on December 6, 2015.

Option Exercises and Stock Vested

        The following table provides information regarding: (1) stock option exercises by the named executive officers during 2012, including the number of shares acquired upon exercise and the value realized; and (2) the number of shares of our class A common stock acquired by named executive officers upon the vesting of restricted stock awards and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Stock Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Vincent L. Sadusky	—	—	201,625	$841,100
Richard J. Schmaeling	—	—	50,827	203,526
Scott M. Blumenthal	—	—	80,166	331,623
Denise M. Parent	—	—	54,551	222,649
Robert S. Richter	—	—	62,060	256,808

(1)
Based on the average of the high and low prices of our class A common stock on the vesting date if stock was held by named executive officer.

Other Benefit Plans

Pension Benefits

        The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each of the named executive officers, under each of the Retirement Plan and the SERP. These plans are described below. The present value is determined using interest rate, mortality rate and other assumptions consistent with those described in Note 11—"Retirement Plans" of the consolidated financial statements included in our 10-K.

Name	Plan Name	Number of Years of Credited Service(3)	Present Value of Accumulated Benefit	Payments During the Last Fiscal Year
Vincent L. Sadusky(1)	Retirement Plan	5	$66,713	—
	SERP	5	162,053	—
Richard J. Schmaeling(1)	Retirement Plan	1	8,974	—
	SERP	1	—	—
Scott M. Blumenthal(2)	Retirement Plan	21	877,804	—
	SERP	21	1,237,430	—
Denise M. Parent(1)	Retirement Plan	12	152,780	—
	SERP	12	52,600	—
Robert S. Richter(1)	Retirement Plan	3	32,553	—
	SERP	3	8,677	—

(1)
Messrs. Sadusky, Schmaeling, Richter and Ms. Parent participate in the cash balance plan.

(2)
Mr. Blumenthal participates in the traditional average final-pay plan.

(3)
Once these plans were frozen on April 1, 2009, years of credited service no longer increase. Accordingly, actual years of service for each executive will differ from the credited years of service shown in the table above.

Retirement Plan

        Participants in our tax qualified pension plan participate in either a cash balance benefit plan or a traditional average final-pay plan and may also receive benefits under our SERP, which is described below. Mr. Blumenthal participates in the traditional average final-pay plan. Messrs. Sadusky, Schmaeling, Richter and Ms. Parent participate in the cash balance plan.

        Effective April 1, 2009, these plans were frozen and we do not expect to make additional benefit accruals to these plans. Pension benefits vest after three years of service. Cash balance plan accounts earn annual interest at a rate equal to the interest rate for five-year U.S. Treasury Bills plus 25 basis points (the interest rate is reset annually at the Treasury rate during the November preceding each plan year). As of December 31, 2012, the estimated annual retirement benefits payable under the cash balance plan and our SERP as an annuity for life upon normal retirement, assuming Messrs. Sadusky, Schmaeling, Blumenthal, Richter and Ms. Parent, remain employed by us at their current level of compensation until age 65, is $41,309, $1,564, $166,444, $9,329 and $34,558, respectively.

        Under the traditional average final-pay benefit plan, benefits are computed by multiplying (i) 1.50% of the average of the employee's three highest years of annual compensation, as defined in the plan, times (ii) the employee's number of years of credited service, up to a maximum of 32 years. Each named executive officer's salary and bonus for 2012 is set forth above in the "Salary", "Bonus" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table.

        Under the plan, a participant's normal retirement age is 65. The normal form of payment for a participant who is not married is a single life annuity. The normal form of payment for a participant who is married is a qualified joint and survivor annuity. A participant may retire early after attaining age 55 and full vesting. A traditional participant who retires early will have their benefit reduced by 0.55% for each month up to 60 months and by 0.30% for each month in excess of 60 months that they retire prior to their normal retirement date. A cash balance participant will receive the present value of their accrued benefit at the time they retire early.

401(k) Plan

        We have historically provided a defined contribution plan ("401(k) Plan") under which we made contributions on behalf of employee groups that were not covered by the retirement plans described above, matching 50% of the employee's contribution up to 6% of the employee's total annual compensation. We suspended our contributions to the 401(k) Plan during 2009 in connection with efforts to control operating expenses in response to the effect of the economic downturn on our business. Effective January 1, 2010, we resumed Company contributions to the 401(k) Plan, which currently provide a 3% non-elective contribution to all eligible employees, including each of the named executive officers.

Supplemental Benefit Retirement Plan

        As permitted by the Employee Retirement Income Security Act of 1974, as amended, our SERP is a non-qualified plan designed to provide for the payment by us of the difference, if any, between the amount of maximum Internal Revenue Service and/or other regulatory limitations and the annual benefit that would be payable under the pension plan (including the cash balance benefit plan and traditional average final-pay benefit plan), but for such limitations.

        The SERP follows the provisions of the retirement plan for normal retirement date and early retirement. Payments for traditional participants will commence at their normal retirement date. Payments to cash balance participants will be paid in a lump sum six months after termination.

Supplemental Income Deferral Plan

        Effective as of July 1, 2010, the named executive officers, in addition to other eligible executives, were entitled to participate in the Supplemental Income Deferral Plan ("SIDP"). The SIDP allows the named executive officers to defer 5% - 80% of their base salaries and 5% - 100% of their annual non-equity incentive awards on a tax-deferred basis and receive tax-deferred market-based growth. Following the effective date of the SIDP, the Company contributed to the SIDP 3% of the named executive officers' income that exceeded the limit set by Internal Revenue Code Section 401(a)(17). In 2012, the Company made contributions to the SIDP for each of the named executive officers in amounts equal to 5% of their base salary and non-equity incentive plan compensation. The SIDP is an unsecured obligation of the Company, meaning that payments of participant balances in the SIDP are not guaranteed if the Company becomes insolvent or bankrupt.

Nonqualified Deferred Compensation Plan

        Historically, the named executive officers and other eligible employees had the opportunity to participate in our Deferred Compensation Plan. The Deferred Compensation Plan allowed eligible employees to defer up to 100% of their base salary and performance bonuses in either mutual funds managed by Fidelity Investments or in our Company's Senior Subordinated Notes, which are described more fully in Note 7—"Long-term Debt" to the consolidated financial statements of our 10-K. As of December 2008, we decided not to offer the named executive officers and other eligible employees the opportunity to participate in the Deferred Compensation Plan because, among other reasons, the number of participants in the plan had declined while the expense and resources required to manage the plan had increased. The Deferred Compensation Plan remains in place for purposes of servicing the current participants and the balance of the amounts that were previously deferred by named executive officers and other eligible employees.

        The following table summarizes the deferred compensation accounts for each of the named executive officers under our SIDP, and in the case of Mr. Sadusky, amounts related to the previously offered Deferred Compensation Plan, as of December 31, 2012:

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year(2)		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(3)
Vincent L. Sadusky	$—	$195,684	$23,247	(4)	$—	$646,702	(4)
Richard J. Schmaeling	—	58,423	15,244		—	150,025
Scott M. Blumenthal	—	81,164	9,748		—	195,135
Denise M. Parent	—	52,875	10,372		—	133,078
Robert S. Richter	—	64,653	13,314		—	146,084

(1)
Represents the 3% and 5% contribution under the SIDP as described above. All of these amounts are included in the 2012 Summary Compensation Table under "All Other Compensation".

(2)
Represents returns on amounts invested based on the participant's investment selections. There were no above-market earnings during 2012.

(3)
The aggregate balance includes amounts reported as compensation for 2012, 2011 and 2010 as shown in the All Other Compensation table.

(4)
$241,233 of Mr. Sadusky's aggregate balance and $23,173 of aggregate earnings shown in the table for 2012 relate to the previously offered Deferred Compensation Plan as described above.

Other Benefits and Perquisites

All Other Compensation

        For the year ended December 31, 2012 the following table describes each component of the All Other Compensation column in the Summary Compensation Table.

Name	Company Paid Auto and Commuting Benefits(1)	Executive Life Insurance	Registrant's Contribution to Nonqualified Defined Contribution Plan	Total Other Compensation
Vincent L. Sadusky	$16,375	$384	$195,684	$212,443
Richard J. Schmaeling	11,839	384	58,423	70,646
Scott M. Blumenthal	9,444	384	81,164	90,992
Denise M. Parent	7,186	384	52,875	60,445
Robert S. Richter	1,824	384	64,653	66,861

(1)
Our Company provides the use of a company automobile to each of our named executive officers and we allow the purchase of a new vehicle every three years. We limit our Company's contribution towards the purchase of a vehicle to $35,000 plus applicable taxes, registration and insurance for each of our named executive officers.

Potential Payments Upon Termination or Change in Control

        Had any of the named executive officers been terminated "without cause" or if the named executive officers had terminated their employment for "good reason" as of December 31, 2012, or if there had been a change in control as of such date, the named executive officers would have been eligible to receive the following payments:

						Additional Payment if Change in Control
	Termination Without Change in Control
						Accelerated Vesting of Options & Stock Awards(4)
	Salary & Bonus(1)	Health and Other Benefits(2)	Retirement Benefits(3)	Accelerated Vesting of Options & Awards	Total		Total
Vincent L. Sadusky	$1,818,800	$11,022	$—	$—	$1,829,822	$—	$—
President and Chief
Executive Officer
Richard J. Schmaeling	649,000	11,022	—	—	660,022	—	—
Senior Vice President Chief
Financial Officer
Scott M. Blumenthal	850,800	8,846	—	—	859,646	—	—
Executive Vice President
Television
Denise M. Parent	577,500	40,753	46,200	—	664,453	—	—
Senior Vice President
Chief Legal Officer
Robert S. Richter	649,000	11,022	—	—	660,022	—	—
Senior Vice President
Digital

(1)
In accordance with each named executive officer's employment agreement, described above under "Compensation Discussion and Analysis—Design of Compensation Programs—Employment Agreements, Severance and Change-in-Control Arrangements", calculated as a multiple of salary and most recently awarded bonus to the named executive officer as of December 31, 2012.

(2)
Benefits include the medical and dental costs paid by our Company using the healthcare rates in effect as of January 1, 2013. For Ms. Parent in accordance with her employment agreement, in addition to medical and dental costs, other executive benefits including company automobile, vision, life and pension benefits will be provided.

(3)
This represents additional retirement benefits that would have accrued to Ms. Parent in the 12 months following termination in accordance with her employment agreement.

(4)
None of the outstanding option grants or stock awards automatically vest upon a change in control, however, the Compensation Committee has the authority to declare that any restrictions may lapse and any or all outstanding options or stock awards shall automatically vest upon consummation of a change in control.

 DIRECTOR COMPENSATION

        Our Board believes that our future growth and profitability depend upon our ability to maintain a competitive position in attracting and retaining qualified directors and that both cash compensation and equity awards are an important part of the compensation offered to directors.

        The following table summarizes the compensation paid to all persons serving as non-employee directors during 2012.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Total
William S. Banowsky, Jr.	$95,000	$53,501	$40,837	$189,338
Peter S. Brodsky	95,000	53,501	40,837	189,338
Royal W. Carson III	80,000	44,914	34,441	159,355
Dr. William H. Cunningham	100,000	56,803	42,806	199,609
Douglas W. McCormick, Chairman	105,000	59,445	44,774	209,219
John R. Muse	26,668	—	315,413	342,081
Michael A. Pausic	80,000	44,914	34,441	159,355

(1)
Represents the aggregate grant date fair value computed in accordance with ASC 718. See Note 9—"Stock-based Compensation" to the consolidated financial statements included in our 10-K for a discussion of the assumptions used to value equity-based compensation.

        The following table summarizes the equity awards made to non-employee directors during 2012, and the aggregate number of stock options and unvested restricted stock awards outstanding for each non-employee director as of December 31, 2012:

	Restricted Stock Awards			Stock Option Awards			Aggregate Number of Awards Outstanding
Name	Date of Award	Restricted Stock Awards	Fair Value at Grant Date(1)	Date of Award	Stock Option Awards	Fair Value at Grant Date(1)	Outstanding Restricted Stock Awards	Stock Options
William S. Banowsky, Jr.	12/6/2012	8,100	$53,501	12/6/2012	8,300	$40,837	43,364	158,042
Peter S. Brodsky	12/6/2012	8,100	53,501	12/6/2012	8,300	40,837	42,689	154,000
Royal W. Carson III	12/6/2012	6,800	44,914	12/6/2012	7,000	34,441	34,589	91,154
Dr. William H. Cunningham	12/6/2012	8,600	56,803	12/6/2012	8,700	42,806	45,950	128,500
Douglas W. McCormick	12/6/2012	9,000	59,445	12/6/2012	9,100	44,774	82,289	179,000
John R. Muse(2)		—	—	9/18/2012	100,000	315,413	—	100,000
Michael A. Pausic	12/6/2012	6,800	44,914	12/6/2012	7,000	34,441	34,889	125,433

Total		47,400	$313,078		148,400	$553,549	283,770	936,129

(1)
These columns show the full grant date fair value of the restricted stock awards and stock option awards under ASC 718. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the entire term of the stock options' vesting schedule.

(2)
Initial option grant upon election as a Director on September 18, 2012.

Cash Compensation

        Effective January 1, 2012, the directors receive an annual retainer of $80,000 for services rendered as directors. The Chair of our Compensation Committee and our Nominating and Corporate Governance Committee each receive an additional annual retainer of $15,000, the chair of our Audit Committee receives an additional annual retainer of $20,000, and the Chairman of the Board receives an additional annual retainer of $25,000. We do not maintain a medical, dental or retirement benefits plan for our non-employee directors.

Equity Compensation

        There are 3,000,000 shares of class A common stock reserved for issuance under the Third Amended and Restated 2002 Non-Employee Director Stock Plan ("Director Stock Plan").

        Stock options granted pursuant to the Director Stock Plan expire on the earlier of 10 years from the date of grant or three months after cessation of service as a director. Stock options granted pursuant to the Director Stock Plan have an exercise price equal to the fair market value of a share of our common stock on the date of grant. Unless otherwise changed at the time of grant by the Board, options granted under the Director Stock Plan vest over a period of four years, with 25% of the options vesting on each anniversary of the grant date. Unless otherwise changed at the time of grant by the Board, restricted stock awards granted under the Director Stock Plan vest over a period of five years, with 20% of the shares granted under the award vesting on each anniversary of the grant date.

        Upon any change in control, or if we or affiliates of HMC enter into any agreement providing for our change in control, the Compensation Committee may declare that any restrictions applicable to a stock award may lapse and any or all outstanding options shall vest and become immediately exercisable. Thereafter, the stock options will be subject to the terms of the transaction effecting the change in control. Directors receive an annual equity grant with a value equal to 100% of the applicable cash retainer fee for each non-employee director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We are unaware of any relationships or related transactions that are required to be reported in this proxy statement.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

        On an annual basis, each director and executive officer of our Company must complete a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with us during the last fiscal year, in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest. Any transaction, arrangement or relationship disclosed in the Director and Officer Questionnaire is reviewed and considered by our Board in making independence determinations and resolving any conflicts of interest that may be implicated.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

        The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP in the fiscal years ended December 31, 2012 and 2011 are as follows (in thousands):

	2012	2011
Audit Fees	$2,050	$948
Audit-Related Fees	—	—
Tax Fees	644	655
All Other Fees	4	4

Total	$2,698	$1,607

        Items included under Audit Fees include professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements included in our 10-K, including compliance testing with respect to Sarbanes Oxley Act Section 404, and review of interim financial statements included in our Forms 10-Q for the years ended December 31, 2012 and 2011. In addition, during 2012, we incurred additional audit fees related to services performed for other special projects.

        Items included under Audit-Related Fees include professional services rendered by PricewaterhouseCoopers LLP for assurance and other related services that are required in the performance of the audit or review of the financial statements, and which are not included under Audit Fees, during the years ended December 31, 2012 and 2011.

        Items included in 2011 Tax Fees include advisory services related to an analysis of the Company's tax bases conducted by PricewaterhouseCoopers LLP. Items included in 2012 Tax Fees include review and analysis of tax consequences related to the Merger, as defined below. Items included under All Other Fees include annual usage fees relating to software licensed by PricewaterhouseCoopers LLP.

        The Audit Committee reviews and pre-approves all annual services and fees proposed by PricewaterhouseCoopers LLP. No services were approved pursuant to the de minimis exception.

RECENT DEVELOPMENTS

        As set forth in our Current Report on Form 8-K, filed with the SEC on February 12, 2013, the Company and LIN Media LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of the Company ("LIN LLC"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, the Company will be merged with and into LIN LLC with LIN LLC continuing as the surviving entity (the "Merger"), and the Company's form of organization will be converted from a corporation to a limited liability company. The Merger is not expected to be completed until after the Annual Meeting.

        This communication is not a solicitation of a proxy from any security holder of the Company with respect to the Merger.    The Merger will be submitted to a vote of the holders of outstanding common stock of the Company. Proxies will be solicited by the Company's Board of Directors pursuant to the Securities and Exchange Act of 1934, as amended, and a registration statement will be filed under the Securities Act of 1933, as amended, with respect to the class A common shares representing limited liability company interests in LIN LLC, in order for the Company's stockholders to consider approving the Merger at a special meeting of stockholders. Security holders are urged to read the proxy statement/prospectus, registration statement and any other relevant documents relating to the Merger when they become available because they will contain important information about the Company, LIN LLC and the Merger, including its terms and anticipated effect and risks to be considered by the Company's stockholders in connection with the Merger. The proxy statement/prospectus and other documents related to the Merger (when they are available) can be obtained free of charge from the SEC's web site at www.sec.gov. The documents (when they are available) can also be obtained free of charge from the Company on its web site (www.linmedia.com) or upon written request to LIN TV Corp., Attention: Secretary, One West Exchange Street, Suite 5A, Providence, Rhode Island 02903, or by calling (401) 454-2880.

OTHER INFORMATION

Other Matters

        As of the date of this Proxy Statement, our Board does not intend to present any matter for action at the Annual Meeting other than as set forth in the Notice and Proxy Statement for the Annual

Meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

Stockholder Proposals for the 2014 Annual Meeting

        Proposals of stockholders who intend to be present at the 2014 annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us no later than the close of business on December 13, 2013 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Denise M. Parent, Secretary, LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903. In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our Board and of other business that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our Proxy Statement in accordance with Rule 14a-8). Such nominations and proposals for the 2014 annual meeting, other than those made by or on behalf of our Board, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received no earlier than January 29, 2014 and no later than February 28, 2014, assuming that the 2014 annual meeting is to be held between April 2, 2014 and July 11, 2014, as we currently anticipate. In the event that the 2014 annual meeting is not held between April 2, 2014 and July 11, 2014, notice of stockholder nominees or proposals must be received no earlier than 120 days before the date of the 2014 annual meeting and no later than 90 days before the date of the 2014 annual meeting or the tenth day following our first public announcement of the date of such meeting, whichever is later. Our bylaws also require that such notice contain certain additional information. Copies of our bylaws can be obtained without charge from the Secretary.

Proxy Solicitation

        The cost of the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by mail, certain of our officers and employees, without extra remuneration, may solicit proxies personally, by telephone, mail or facsimile. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy material.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements. This means that only one copy of our Proxy Statement may have been sent to multiple stockholders in a stockholder's household. We will promptly deliver a separate copy to any stockholder upon written or oral request to LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903, Attention: Denise M. Parent, Secretary; Telephone: (401) 454-2880. If any stockholder wants to receive separate copies of the Proxy Statement in the future, or if any stockholder is receiving multiple copies and would like to receive only one copy for his or her household, such stockholder should contact his or her bank, broker, or other nominee record holder, or such stockholder may contact us at the above address and phone number.

By Order of our Board of Directors, Denise M. Parent Secretary

April 12, 2013

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X LIN TV Corp. 01MXHC 1 U P X + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1. For Against Abstain 2. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of LIN TV Corp. for the year ending December 31, 2013. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - William S. Banowsky, Jr. 02 - Dr. William H. Cunningham 1. To elect the following nominees to the Board of Directors to serve as a Class I director for a term of three years. For Withhold IMPORTANT ANNUAL MEETING INFORMATION The Board of Directors recommends a vote FOR the following proposal: MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK MMMMMMM 1 6 2 6 4 3 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Notice of 2013 Annual Meeting of Stockholders One West Exchange Street, Suite 5A Providence, RI 02906 Proxy Solicited by Board of Directors for Annual Meeting – May 29, 2013 Scott M. Blumenthal, Denise M. Parent and Richard J. Schmaeling, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of LIN TV Corp. to be held at the WAVY-TV officers, 300 Wavy Street, Portsmouth, VA 23704, on May 29, 2013 at 10:00 am, local time, or any adjournment(s) or postponement(s) thereof. Shares represented by this proxy will be voted by the stockholder as directed. If no such directions are indicated, this Proxy will be voted in accordance with the recommendations of the Board of Directors. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — LIN TV Corp. 2013 Annual Meeting of LIN TV Corp. Stockholders May 29, 2013, 10:00 a.m. Local Time WAVY-TV, 300 Wavy Street Portsmouth, VA 23704

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LIN TV Corp. One West Exchange Street, Suite 5A Providence, Rhode Island 02903 NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS To be held on May 29, 2013
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE MATTERS
BOARD OF DIRECTORS' COMMITTEES AND MEETINGS
DIRECTOR CANDIDATES
COMMUNICATING WITH THE DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
RECENT DEVELOPMENTS
OTHER INFORMATION